Luna Innovations Announces Receipt of Notice from Nasdaq Regarding Late Filing of Annual Report on Form 10-K

(ROANOKE, VA, April 8, 2024-- Luna Innovations Incorporated (NASDAQ: LUNA) (the “Company”), a global leader in advanced fiber optic-based technology, today announced that it has received a written notice (the “Notice”) on April 2, 2024, from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) stating that because the Company has not yet filed its Form 10-K for the year ended December 31, 2023 (the "Form 10-K"), it is no longer in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Rule”), which requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission (the "SEC").
This Notice has no immediate effect on the listing of the Company's shares on Nasdaq. However, if the Company fails to timely regain compliance with the Rule, the Company's common stock will be subject to delisting from Nasdaq.
The Notice provides that the Company has 60 calendar days, or until June 30, 2024, to submit to Nasdaq a plan to regain compliance with the Nasdaq Listing Rule. If Nasdaq accepts the Company's plan, then Nasdaq may grant the Company up to 180 days, or until September 30, 2024, from the prescribed due date for filing the Form 10-K to regain compliance. If Nasdaq does not accept the Company's plan, then the Company will have the opportunity to appeal that decision to a Nasdaq Hearings Panel.
The Company is working diligently to complete its Form 10-K and will provide an update once more information is available.
About Luna
Luna Innovations Incorporated (www.lunainc.com) is a leader in optical technology, providing unique capabilities in high-performance, fiber optic-based, test products for the telecommunications industry and distributed fiber optic-based sensing for a multitude of industries. Luna’s business model is designed to accelerate the process of bringing new and innovative technologies to market.
Forward-Looking Statement
The statements in this release that are not historical facts constitute “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include the expected timing of the Company’s filing of its Annual Report on Form 10-K for the year ended December

31, 2023, the potential submission of a plan to Nasdaq and the potential for Nasdaq to accept such plan or grant the Company an exception period or the success of any hearing process, and the Company’s ability to regain compliance with the Nasdaq continued listing standards. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of Luna may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, the investigation being overseen by the Special Committee of the Board is still ongoing, the determinations with respect to the degree of transactions and relevant financial reporting periods implicated thereby, the resulting effects on the Company’s reported financial results and the delay in the Company’s reporting of its financial results and filing of its Annual Report on Form 10-K with the SEC, the possibility that the Company is unable to regain compliance with, or thereafter continue to comply with, the Nasdaq Listing Rules, or experience violations of additional Nasdaq Listing Rules, the possibility that the Nasdaq may delist the Company’s securities, as well as the other risks and uncertainties set forth in the sections entitled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, as well as in subsequent filings with the Securities and Exchange Commission (“SEC”). Such filings are available on the SEC’s website at www.sec.gov and on Luna’s website at www.lunainc.com. The statements made in this release are based on information available to Luna as of the date of this release and Luna undertakes no obligation to update any of the forward-looking statements after the date of this release.
Investor Contact:
Allison Woody
Luna Innovations Incorporated
Phone: 540.769.8465
Email: woodya@lunainc.com
Media Contact:
Chris Kittredge/Stephen Pettibone
FGS Global
Email: luna@fgsglobal.com

Source: Luna Innovations Incorporated